As filed with the Securities and Exchange Commission on October 4, 1999
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CANANDAIGUA BRANDS, INC.
             (exact name of registrant as specified in its charter)


            DELAWARE                                        16-0716709
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)


      300 Willowbrook Office Park,
           Fairport, New York                                 14450
(Address of Principal Executive Offices)                   (Zip Code)


             CANANDAIGUA BRANDS, INC. LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the Plan)


                               Robert Sands, Esq.
                     Chief Executive Officer, International,
                  Executive Vice President and General Counsel
                             Canandaigua Brands, Inc
                           300 Willowbrook Office Park
                            Fairport, New York 14450
                                 (716) 218-2169
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                    Copy to:
                             John C. Partigan, Esq.
                                Nixon Peabody LLP
                               900 Clinton Square
                            Rochester, New York 14604
                                 (716) 263-1000
--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                  Proposed          Proposed
  Title of                        Maximum           Maximum
 Securities                       Offering          Aggregate          Amount of
    to be        Amount to be     Price Per         Offering        Registration
Registered(1)    Registered(1)    Share (2)          Price               Fee
-------------    -------------    ---------          -----             --------
Class A             154,082        $52.00          $8,012,264        $  2,227.41
Common Stock        249,500        $44.75         $11,165,125        $  3,103.90
$.01 par value        3,000        $53.25            $159,750             $44.41
per share             3,600        $57.3125          $206,325             $57.36
                  3,589,818        $57.44 (3)    $206,199,146         $57,323.36

(1) Pursuant to Rule 416(b) under the Securities Act of 1933, this registration statement covers such additional shares of Class A Common Stock as may be issuable pursuant to anti-dilution provisions of the Plan.
(2) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1)
(3) As instructed by Rule 457(h)(1) and estimated in accordance with Rule 457(c), based upon the average of the high and low prices for the registrant's Common Stock on the NASDAQ National Market System reported as of September 28, 1999.

                                Explanatory Note

         Canandaigua Brands, Inc. (formerly known as Canandaigua Wine Company, Inc.) (the "Company") filed a Registration Statement on Form S-8 on November 22, 1994 (Reg. No. 33-56557) and a Post Effective Amendment No. 1 to such Registration Statement on November 29, 1994 (as amended, the "Prior Registration Statement") relating to the registration of shares of the Company's Class A Common Stock.

         On September 1, 1997 the Company changed its name to Canandaigua Brands, Inc. Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 4,000,000 shares of the Company's Class A common stock which may be acquired under the Company's Long-Term Stock Incentive Plan.

         The contents of the Prior Registration Statement are incorporated herein by reference.


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         James A. Locke III, Esq. serves as a Member of the Board of Directors of the Company. Mr. Locke is a partner in the law firm Nixon Peabody LLP, which firm has rendered an opinion regarding the legality of the securities offered by the Registration Statement. A copy of the Opinion of Nixon Peabody LLP is attached hereto as Exhibit 5.

Item 8.  Exhibits.

                  See Exhibit Index.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 2nd day of October, 1999.

                                             CANANDAIGUA BRANDS, INC.


                                             By:    /s/ Robert Sands
                                                    Robert Sands
                                                    Executive Vice President
                                                    and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard Sands              Director, Chairman of            October 1, 1999
------------------------       the Board, President and
Richard Sands                  Chief Executive
                               Officer (Principal
                               Executive Officer)

 /s/ Robert Sands              Director,                        October 1, 1999
 -----------------------       Executive Vice President
 Robert Sands                  and General Counsel


 /s/ Thomas S. Summer          Senior Vice President            October 1, 1999
 -----------------------       and Chief Financial Officer
 Thomas S. Summer              (Principal Financial and
                               Accounting Officer)

 /s/ George Bresler            Director                         October 2, 1999
 -----------------------
George Bresler

/s/ James A. Locke, III        Director                         October 1, 1999
------------------------
James A. Locke, III



/s/ Thomas C. McDermott        Director                         October 1, 1999
------------------------
 Thomas C. McDermott


/s/ Paul L. Smith              Director                         October 4, 1999
------------------------
Paul L. Smith

                                  EXHIBIT INDEX

Exhibit No.     Description                               Location
----------      -----------                               --------

5-1             Legal Opinion of Nixon Peabody LLP        Filed Herewith


23-1            Consent of Nixon Peabody LLP              Contained in opinion
                                                          filed as Exhibit 5-1
                                                          to this Registration
                                                          Statement

23-2            Consent of Arthur Andersen LLP,           Filed Herewith
                independent accountants